Exhibit 99.1

Mattersight Announces Third Quarter 2014 Results

CHICAGO, IL, November 5, 2014 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the third quarter ended September 30, 2014.

Mattersight’s total services revenue was $7.7 million, including $6.5 million of subscription revenue. The Company realized an “Adjusted Earnings¹” loss of $1.5 million for the third quarter of 2014. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $4.2 million in the third quarter of 2014.

Q3 Highlights

•	Grew Revenues 5% sequentially to $7.7 million; up 11% year-over-year, excluding the Vangent / GDIT contract

•	Increased contracted revenues in deployment to a record $1.8 million

•	Grew the Book of Business 7% sequentially to $9.5 million; up ~40% annualized year to date

•	Converted a record 8 pilots, including a record 6 routing pilots

•	Grew routing seats sold by ~45% sequentially; grew routing seats in appliance pilots by 240% year-over-year to ~14,000

•	Ended the quarter with a record 79 pilots, up 139% year-over-year, with a follow-on ACV of ~$39 million, up 84% year-over-year

•	Ended the quarter with $18.3 million in cash, no debt, and $10 million available on our line of credit

Other Notable Recent Milestones

•	Received add-on orders for additional 3,500+ routing seats in October

•	Announced esurance as a new routing customer

•	Received significant recognition for routing: Chicago Innovation Award and CUSTOMER Magazine Innovation Award

•	Announced relationship with ERB to OEM our algorithms to score student essay content

•	Granted two important patents in Q3: one for analyzing personality in all forms of electronic communications, including email, web interactions, digital video and social media; and one for Predictive Behavioral Routing

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, November 5, 2014. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 33607327.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until December 6, 2014, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 33607327.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,”

“would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight® Behavioral Analytics captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s solutions are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality, and Government. See What Matters™ by visiting www.Mattersight.com.

1.	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Revenue:
Behavioral Analytics revenue	$7,518	$8,307	$21,335	$24,067
Other revenue	140	302	612	973

Total services revenue	7,658	8,609	21,947	25,040
Reimbursed expenses	22	56	86	187

Total revenue	7,680	8,665	22,033	25,227
Operating expenses:
Cost of Behavioral Analytics revenue	2,356	2,721	6,577	7,958
Cost of Other revenue	21	163	230	517

Cost of services	2,377	2,884	6,807	8,475
Reimbursed expenses	22	56	86	187

Total cost of revenue, exclusive of depreciation and amortization shown below:	2,399	2,940	6,893	8,662
Sales, marketing and development	5,628	4,878	16,306	16,502
General and administrative	2,320	2,241	6,851	6,625
Severance and related costs	—	154	—	154
Depreciation and amortization	792	950	2,272	2,829

Total operating expenses	11,139	11,163	32,322	34,772

Operating loss	(3,459)	(2,498)	(10,289)	(9,545)
Interest and other expense, net	(711)	(168)	(1,021)	(356)
Change in fair value of warrant liability	(5)	43	(91)	43

Loss before income taxes	(4,175)	(2,623)	(11,401)	(9,858)
Income tax (provision) benefit	(7)	(10)	(24)	229

Net loss	(4,182)	(2,633)	(11,425)	(9,629)
Dividends related to Series B Stock	(147)	(147)	(441)	(441)

Net loss available to Common Stock holders	$(4,329)	$(2,780)	$(11,866)	$(10,070)

Per share of Common Stock:
Basic net loss available to Common Stock holders	$(0.21)	$(0.17)	$(0.61)	$(0.61)

Diluted net loss available to Common Stock holders	$(0.21)	$(0.17)	$(0.61)	$(0.61)

Shares used to calculate basic net loss per share	20,790	16,758	19,324	16,515

Shares used to calculate diluted net loss per share	20,790	16,758	19,324	16,515

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$40	$149	$142	$208
Sales, marketing and development	628	943	1,790	3,094
General and administrative	499	596	1,472	1,653
Severance and related costs	—	29	—	29

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months		For the Nine Months
	Ended		Ended
	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Net loss	$(4,182)	$(2,633)	$(11,425)	$(9,629)
Other comprehensive loss:
Effect of currency translation	2	5	5	—

Comprehensive net loss	$(4,180)	$(2,628)	$(11,420)	$(9,629)

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
ASSETS:
Current Assets:
Cash and cash equivalents	$18,315	$13,392
Receivables (net of allowances of $14 and $12, respectively)	2,760	2,384
Prepaid expenses	4,001	3,576
Other current assets	214	427

Total current assets	25,290	19,779
Equipment and leasehold improvements, net	4,647	5,158
Goodwill	972	972
Intangibles, net	537	409
Other long-term assets	3,627	4,431

Total assets	$35,073	$30,749

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$1,002	$752
Accrued compensation and related costs	1,997	1,844
Unearned revenue	8,805	7,215
Other current liabilities	4,436	4,098

Total current liabilities	16,240	13,909
Long-term unearned revenue	2,700	2,866
Other long-term liabilities	1,265	1,607

Total liabilities	20,205	18,382

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,648,185 and 1,649,122 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively, with a liquidation preference of $9,730 and $9,294 at September 30, 2014 and December 31, 2013, respectively	8,406	8,411
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 23,945,423 and 20,465,984 shares issued at September 30, 2014, and December 31, 2013, respectively; and 22,235,918 and 18,886,966 outstanding at September 30, 2014 and December 31, 2013, respectively	239	205
Additional paid-in capital	242,648	228,038
Accumulated deficit	(223,597)	(212,172)
Treasury stock, at cost, 1,709,505 and 1,579,018 shares at September 30, 2014 and December 31, 2013, respectively	(8,800)	(8,082)
Accumulated other comprehensive loss	(4,028)	(4,033)

Total stockholders’ equity	6,462	3,956

Total liabilities and stockholders’ equity	$35,073	$30,749

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Nine Months Ended
	Sept. 30, 2014	Sept. 30, 2013
Cash Flows from Operating Activities:
Net loss	$(11,425)	$(9,629)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,272	2,829
Stock-based compensation	3,404	4,955
Severance and related costs	—	29
Change in fair value of warrant liability	91	(43)
Other	—	2
Changes in assets and liabilities:
Receivables	(376)	357
Prepaid expenses	265	233
Other assets	213	(65)
Accounts payable	250	(49)
Accrued compensation and related costs	153	(117)
Unearned revenue	1,424	4,069
Other liabilities	188	486

Total Adjustments	7,884	12,686

Net cash (used in) provided by operating activities	(3,541)	3,057

Cash Flows from Investing Activities:
Capital expenditures and other	(647)	(1,004)
Patents and trademarks	(199)	(164)

Net cash used in investing activities	(846)	(1,168)

Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock, net	11,138	—
Proceeds from line of credit	7,000	2,400
Repayments from line of credit	(7,000)	(2,400)
Principal payments under capital lease obligations	(1,226)	(1,723)
Acquisition of treasury stock	(718)	(947)
Proceeds from stock compensation and employee stock purchase plans, net	123	106

Net cash provided by (used in) financing activities	9,317	(2,564)

Effect of exchange rate changes on cash and cash equivalents	(7)	(4)

Increase (decrease) in cash and cash equivalents	4,923	(679)
Cash and cash equivalents, beginning of period	13,392	14,419

Cash and cash equivalents, end of period	$18,315	$13,740

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,044	$2,767
Capital equipment purchased on credit	1,044	2,767
Fair value of warrants classified as liability	326	617
Supplemental Disclosures of Cash Flow Information:
Interest paid	$211	$295

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
GAAP — Operating loss	$(3,459)	$(2,498)	$(10,289)	$(9,545)
Add back (reduce) the effect of:
Stock-based compensation	1,167	1,688	3,404	4,955
Severance and related costs	—	154	—	154
Depreciation and amortization	792	950	2,272	2,829

Adjusted earnings measure — (loss)	$(1,500)	$294	$(4,613)	$(1,607)